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                                                                     EXHIBIT 1.1
                       OCCIDENTAL PETROLEUM CORPORATION

                            UNDERWRITING AGREEMENT

                               February 5, 1999

J.P. MORGAN SECURITIES INC.
CHASE SECURITIES INC.
NATIONSBANC MONTGOMERY SECURITIES LLC
SALOMON SMITH BARNEY INC.,
     As Representatives of the Several Underwriters

c/o J.P. Morgan Securities Inc.
60 Wall Street
New York, New York 10260-0060

Ladies and Gentlemen:

     Occidental Petroleum Corporation, a Delaware corporation (the "Company"), confirms its agreement with J.P. Morgan Securities Inc. ("J.P. Morgan") and each of the underwriters named in Schedule A hereto (collectively, the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 11 hereof), for whom J.P. Morgan, Chase Securities, Inc., NationsBanc Montgomery Securities LLC and Salomon Smith Barney Inc. are acting as representatives (in such capacity, the "Representatives"), with respect to the sale by the Company and the purchase by the Underwriters of $450 million aggregate principal amount of the Company's 7.65% Senior Notes due February 15, 2006 (the "2006 Notes") and $350 million aggregate principal amount of the Company's 8.45% Senior Notes due February 15, 2029 (the "2029 Notes" and, together with the 2006 Notes, the "Notes"). The Notes are to be issued pursuant to an indenture (the "Indenture", which term, for the purpose of this Agreement, shall include the Officers' Certificate with respect to the Notes delivered pursuant to Sections 201 and 301 of the Indenture), dated as of April 1, 1998, between the Company and The Bank of New York, as trustee (the "Trustee").

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-69303) and, if applicable, one or more amendments thereto for the registration of, among other things, its senior debt securities, including the Notes, under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"). Such registration statement (as
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amended, if applicable) has been declared effective by the Commission and the
Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). Such registration statement (as amended, if applicable) and the prospectus constituting a part thereof, together with any prospectus supplement relating to the Notes, including, in each case, all Incorporated Documents (as hereinafter defined), are referred to herein as the "Registration Statement" and the "Prospectus," respectively, except that, if any revised prospectus or revised prospectus supplement shall be provided to the Underwriters by the Company for use in connection with the offering of the Notes that is not required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations, the term "Prospectus" shall refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Underwriters for such use. Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations and relating to the Registration Statement is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. Any reference herein to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents, financial statements and schedules incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, and any reference to any amendment or supplement to the Registration Statement or the Prospectus shall be deemed to refer to and include any documents, financial statements and schedules filed by the Company with the Commission under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and so incorporated or deemed to be incorporated by reference (such incorporated documents, financial statements and schedules being herein called the "Incorporated Documents"). Notwithstanding the foregoing, for purposes of this Agreement any prospectus supplement prepared or filed with respect to an offering pursuant to the Registration Statement of a series of debt securities other than the Notes shall not be deemed to have supplemented the Prospectus.

     For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

     The Company understands that the Underwriters propose to make a public offering of the Notes as soon as the Underwriters deem advisable after this Agreement has been executed and delivered.

     SECTION 1   Representations and Warranties.
                 -------------------------------

     (a)  The Company represents and warrants to the Underwriters as follows:

          (i) The Incorporated Documents, when they were filed or became effective (or, if an amendment with respect to any such Incorporated Document was filed or became effective, when such amendment was filed or became effective) with the Commission, as the case may be, complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the "1934 Act Regulations"), and any Incorporated Documents filed subsequent to the date hereof and prior to the termination of the offering of the Notes, will, when they are filed

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     with the Commission, comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations; no such Incorporated Document, when it was filed or became effective (or, if an amendment with respect to any such Incorporated Document was filed or became effective, when such amendment was filed or became effective) with the Commission, contained, and no Incorporated Document filed subsequent to the date hereof and prior to the termination of the offering of the Notes will contain, an untrue statement of a material fact or omitted, or will omit, to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were or will be made, not misleading.

          (ii) Each preliminary prospectus, if any, relating to the Notes filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 of the 1933 Act Regulations, when so filed, and the Registration Statement, at the time it became effective, complied in all material respects with the provisions of the 1933 Act and the 1933 Act Regulations; at the date hereof and at the Closing Time, the Registration Statement and the Prospectus, and any supplement or amendment thereto relating to the Notes, comply and will comply in all material respects with the provisions of the 1933 Act and the 1933 Act Regulations; and the Registration Statement and the Prospectus, and any such supplement or amendment thereto relating to the Notes, at all such times did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that this representation and warranty does not apply to statements or omissions in the Registration Statement, the Prospectus or any preliminary prospectus, or any amendment or supplement thereto, made in reliance upon information furnished to the Company in writing by any Underwriter expressly for use therein or to those parts of the Registration Statement that constitute the Trustee's Statement of Eligibility on Form T-1 under the 1939 Act (the "Form T-1"). There is no contract or document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed as required. In the event that the Registration Statement (including any prospectus filed as part of the Registration Statement), any preliminary prospectus or the Prospectus or any amendment or supplement to any of the foregoing was or is filed electronically pursuant to EDGAR, then the Registration Statement (including any prospectus filed as part thereof), such preliminary prospectus, the Prospectus and any such amendment or supplement delivered to the Underwriters for use in connection with the offering of the Notes was or will be, as the case may be, identical (as to content) to the electronically transmitted copy thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (iii) This Agreement, the Indenture and the Notes have been duly authorized by the Company and conform in all material respects to the descriptions thereof in the Prospectus.

          (iv) The Indenture (assuming the due execution and delivery thereof by the Trustee) is, and the Notes (when executed by the Company and authenticated in accordance with the Indenture and delivered to and paid for by the purchasers thereof)

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     will be, the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally and
     (B) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). The Notes (when executed by the Company and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the purchasers thereof) will be entitled to the benefits of the Indenture (subject to the exceptions set forth in the preceding sentence).

          (v) The Company and each of Occidental Chemical Holding Corporation, a California corporation, and Occidental Oil and Gas Corporation, a California corporation (each a "Principal Domestic Subsidiary" and collectively the "Principal Domestic Subsidiaries") is a validly existing corporation in good standing under the laws of its state of incorporation. The Company and each Principal Domestic Subsidiary has full corporate power and authority to own its properties and carry on its business as presently conducted, as described in the Prospectus, and is duly registered or qualified to conduct business, and is in good standing, in each jurisdiction in which it owns or leases property or transacts business and in which such registration or qualification is necessary, except as to jurisdictions where the failure to do so would not have a material adverse effect on the Company and its subsidiaries, taken as a whole. All of the outstanding capital stock or other securities evidencing equity ownership of each Principal Domestic Subsidiary has been duly and validly authorized and issued and is fully paid and non-assessable, and is owned by the Company, directly or indirectly through subsidiaries, free and clear of any security interest, claim, lien or encumbrance. There are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in any such Principal Domestic Subsidiary, except for rights, warrants or options held by the Company.

          (vi) Except as contemplated in the Prospectus or reflected therein by the filing of any amendment or supplement thereto or any Incorporated Document, since the date of the most recent consolidated financial statements included or incorporated by reference in the Registration Statement and the Prospectus, unless the Company has notified the Underwriters as provided in Section 4(d) hereof, there has not been any material adverse change in the consolidated financial condition of the Company and its subsidiaries, taken as a whole.

          (vii) The Company is not in violation of its Restated Certificate of Incorporation or Bylaws, in each case, as amended. The execution and delivery of this Agreement by the Company, the issuance and sale of the Notes and the performance by the Company of its obligations under this Agreement and the Indenture will not conflict with or constitute a breach of or a default (with the passage of time or otherwise) under (A) the Restated Certificate of Incorporation or Bylaws of the Company, in each case, as amended, (B) any agreement or instrument (which is, individually or in the aggregate, material to the Company and its subsidiaries, taken as a whole) to which the Company is a party or by which it is bound or (C) any order of any court or governmental agency or authority presently in effect and applicable to the Company or any Principal Domestic

                                       4
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     Subsidiary. Except for orders, permits and similar authorizations required under the securities or Blue Sky laws of certain jurisdictions, including jurisdictions outside the United States, or required of any securities exchange on which any of the Notes might be listed, no consent, approval, authorization or other order of any regulatory body, administrative agency or other governmental body is legally required for the valid issuance and sale of the Notes.

          (viii) To the best of the Company's knowledge, the accountants who have audited and reported upon the consolidated financial statements filed with the Commission as part of the Registration Statement and the Prospectus are independent accountants as required by the 1933 Act. The consolidated financial statements included in the Registration Statement and Prospectus, or incorporated therein by reference, fairly present the consolidated financial position and results of operations of the entities to which such statements relate at the respective dates and for the respective periods to which they apply. Such consolidated financial statements have been prepared in accordance with generally accepted accounting principles consistently applied, except as set forth in the Registration Statement and Prospectus.

     (b)  Additional Certifications.  Any certificate signed by any officer of
          -------------------------
the Company and delivered to the Underwriters or to counsel for the Underwriters in connection with transactions contemplated hereby shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby on the date of such certificate.

     SECTION 2   Sale and Delivery to the Underwriter; Closing.
                 ----------------------------------------------

     (a)  Purchase and Sale.  On the basis of the representations and warranties
          -----------------
herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at 99.202% of the principal amount thereof, the principal amount of the 2006 Notes set forth on Schedule A opposite the name of such Underwriter, and at 98.982% of the principal amount thereof, the principal amount of 2029 Notes set forth on Schedule A opposite the name of such Underwriter.

     (b)  Closing Time.  Payment of the purchase price for, and delivery of the
          ------------
certificates for, the Notes shall be made at the offices of Brown & Wood LLP, 10877 Wilshire Boulevard, Los Angeles, California 90024, or at such other place as shall be agreed upon by the Representatives and the Company, at 10:00 a.m., New York City time, on February 10, 1999 (unless postponed in accordance with the provisions of Section 11), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called "Closing Time"). Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Underwriters of certificates for the Notes to be purchased by them. Certificates for the Notes shall be in such denominations and registered in such names as the Underwriters may request in writing by 12:00 noon, New York City time, at least one full business day before Closing Time. It is understood that each Underwriter has authorized the Representatives for its respective account, to accept delivery of, and receipt for, and make payments of the purchase price for, the Notes which such Underwriter has agreed to

                                       5
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purchase. The certificates for the Notes will be made available for examination and packaging by the Underwriters not later than 10:00 a.m. on the last business day prior to Closing Time in The City of New York.

     SECTION 3   Foreign Offerings.
                 ------------------

     Each Underwriter, severally and not jointly, represents and agrees that (i) it has not solicited, and will not solicit, offers to purchase any of the Notes from, (ii) it has not sold, and will not sell, any of the Notes to, and (iii) it has not distributed, and will not distribute, the Prospectus to, any person or entity in any jurisdiction outside of the United States (collectively "Foreign Offers and Sales") except, in each case, in compliance in all material respects with all applicable laws and, in connection with the initial offering of, or subscription for, any of the Notes, only with the prior written consent of the Company and in full compliance with any requirements and procedures established by the Company with respect to any such Foreign Offers and Sales. For the purposes of this paragraph, "United States" means the United States of America, its territories, its possessions (including the Commonwealth of Puerto Rico) and other areas subject to its jurisdiction.

     In particular and without limiting the generality of the foregoing:

          (i) Each Underwriter, severally and not jointly, agrees to distribute, in connection with any Foreign Offers and Sales, only those Prospectuses used in connection therewith that have been appropriately "stickered" for use in the jurisdiction in which such Foreign Offers and Sales are to be made.

          (ii) With respect to the United Kingdom, each Underwriter, severally and not jointly, represents and agrees that (A) it has not offered or sold and, prior to the expiry of the period of six months from the Closing Time, will not offer or sell any Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, (B) it has complied and will comply with all applicable provisions of the Financial Services Act of 1986 (the "Financial Services Act") with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom and (C) it has only issued or passed on, and will only issue or pass on, in the United Kingdom any document received by it in connection with the issue of the Notes, other than any document which consists of or any part of listing particulars, supplementary listing particulars or any other document required or permitted to be published by listing rules under Part IV of the Financial Services Act, to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on.

          (iii) With respect to Japan, each Underwriter understands that the Notes have not been, and will not be, registered under the Securities and Exchange Law of Japan, and, accordingly, each Underwriter, severally and not jointly, represents and agrees that

                                       6
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     in connection with the initial offering of any of the Notes, it has not, directly or indirectly, offered or sold, and will not, directly or indirectly, offer or sell, any of the Notes in Japan or to any resident of Japan (including any corporation or other entity incorporated or organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to any such resident of Japan, except, in each case, in compliance in all material respects with the Securities and Exchange Law of Japan.

          (iv) With respect to the Provinces of Canada (the "Provinces"), each Underwriter, severally and not jointly, represents and agrees that, in connection with the initial offering of any of the Notes, (A) it will not, directly or indirectly, offer or sell any of the Notes in any of the Provinces or to, or for the benefit of, any resident of any of the Provinces after the date (the "Canadian Ending Date") set by the Company for the end of the offer of such Notes, and, without the prior written consent of the Company, it will not distribute or permit to be distributed any Prospectus in any of the Provinces or to, or for the benefit of, any resident of any of the Provinces after the Canadian Ending Date, (B) with respect to anything done by such Underwriter in relation to the Notes in, from, or otherwise involving, any of the Provinces, it has complied, and will comply, in all material respects, with all applicable provisions of the securities legislation of Canada and the Provinces (the "Canadian Securities Legislation") (including, without limitation, the conveyance, or the provision of assistance to the Company in conveying, any right of rescission, damages or other right as required by applicable Canadian Securities Legislation) so that any offer or sale of any of the Notes in the Provinces, or any of them, will qualify for exemptions from prospectus, registration and equivalent requirements, or exemptions from other applicable requirements, as prescribed by the Canadian Securities Legislation in force at the time when such offer or sale is made, provided that such offer or sale is made pursuant to the Prospectus, as supplemented to the extent required by the Canadian Securities Legislation (the Prospectus, as so supplemented, hereinafter referred to as the "Canadian Offering Memorandum"), (C) with respect to Notes offered or sold, or to be offered or sold, by such Underwriter, or Notes purchased, or to be purchased, by such Underwriter, it has provided, and will provide, investors, where required pursuant to the provisions of applicable Canadian Securities Legislation, with (1) the Canadian Offering Memorandum, and (2) a list of the documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of the Prospectus, dated January 8, 1999, and will obtain from each of such investors an acknowledgement in form satisfactory to the Company, and
     (D) with respect to any such sale of the Notes made by such Underwriter, it will effect all necessary filings in connection with such sale, including, without limitation, any required filings of (x) reports of trades and (y) the Canadian Offering Memorandum, in each case with provincial securities commissions, as required pursuant to the provisions of applicable Canadian Securities Legislation.

     SECTION 4   Covenants of the Company.
                 -------------------------

     The Company covenants with each Underwriter as follows:

          (a) Notice of Certain Events. During the period from the date hereof to and including the time at which the distribution of the Notes is completed, the Company will

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     notify the Representatives promptly (i) of the effectiveness of any post-
     effective amendment to the Registration Statement, (ii) of the receipt of any comments from the Commission with respect to the Registration Statement, the Rule 462(b) Registration Statement or the Prospectus, (iii) of any request by the Commission for any amendment to the Registration Statement or the Rule 462(b) Registration Statement or any amendment or supplement to the Prospectus or for additional information and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the Rule 462(b) Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any such stop order and, if any such stop order is issued, to obtain the lifting thereof at the earliest possible moment.

          (b)  Proposed Filings.  During the period from the date hereof to and
               ----------------
     including the Closing Time, the Company will not file any amendment or supplement to the Registration Statement or the Rule 462(b) Registration Statement, or file any amendment or supplement to the Prospectus, in any such case relating to the Notes, of which the Representatives shall not previously have been advised or to which the Representatives shall reasonably object in writing, unless, in the judgment of the Company and its counsel, such amendment or supplement is necessary to comply with law.

          (c)  Copies of the Registration Statement, the Rule 462(b)
               -----------------------------------------------------
     Registration Statement and the Prospectus. The Company will deliver to each
     -----------------------------------------
     of the Underwriters one copy of the signed and as many conformed copies of the Registration Statement (as originally filed), the Rule 462(b) Registration Statement, if any, and of each amendment thereto relating to the Notes (including the Incorporated Documents and any exhibits filed therewith or incorporated by reference therein) as the Underwriters may reasonably request. The Company will furnish to the Underwriters as many copies of the Prospectus (as amended or supplemented) as the Underwriters shall reasonably request so long as the Underwriters are required to deliver a Prospectus in connection with sales or solicitations of offers to purchase the Notes.

          (d)  Revisions of Prospectus--Material Changes.  So long as the
               -----------------------------------------
     Underwriters are required to deliver a Prospectus in connection with sales or solicitations of offers to purchase the Notes, if any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Company and of counsel for the Underwriters, to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading, in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, prompt notice shall be given to the Underwriters, and the Company will promptly prepare and file an amendment or supplement to the Prospectus so that the Prospectus, as amended or supplemented, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading, in the light of the circumstances existing at the time it is delivered to the Underwriters.

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          (e)  Earnings Statements.  The Company will make generally available
               -------------------
     to its security holders a consolidated earnings statement (which need not be audited) covering a period of at least twelve months commencing after the Closing Time (but in no event commencing later than 90 days after the Closing Time), as soon as is reasonably practicable after the end of such period, which earnings statement shall satisfy the provisions of Section 11(a) and Rule 158 of the 1933 Act.

          (f)  Blue Sky Qualifications.  The Company will endeavor, in
               -----------------------
     cooperation with the Representatives, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions as the Representatives may reasonably designate (provided no registration shall be required in any jurisdiction outside the United States), and will maintain such qualifications in effect for as long as may be required for the distribution of the Notes; provided, however, that the Company will promptly notify the Underwriters of any suspension of any such qualifications; and provided, further, that the Company shall not be obligated to register or qualify as a foreign corporation or take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

          (g)  Filing of Prospectus.  Immediately following the execution and
               --------------------
     delivery of this Agreement, the Company will prepare and file or transmit for filing with the Commission in accordance with Rule 424(b) of the 1933 Act Regulations, copies of a supplement to the Prospectus containing the terms of the Notes and such other information as the Underwriters and the Company deem appropriate.

     SECTION 5   Payment of Expenses.
                 --------------------

     The Company will pay all expenses incident to the performance of its obligations under this Agreement, including:

          (i) The preparation and filing of the Registration Statement, the Rule 462(b) Registration Statement and all amendments thereto and the Prospectus and any amendments or supplements thereto and all Incorporated Documents;

          (ii)   The preparation, filing and printing of this Agreement;

          (iii)  The preparation, printing, issuance and delivery of the Notes;

          (iv) The fees and disbursements of the Trustee and its counsel, of any calculation agent or exchange rate agent and of The Depository Trust Company;

          (v) The qualification of the Notes under securities laws in accordance with the provisions of Section 4(f) hereof, including filing fees and the reasonable fees and disbursements of counsel to the Underwriters in connection therewith and in connection with the preparation of any Blue Sky survey and any legal investment survey;

          (vi) The printing and delivery to the Underwriters in quantities as hereinabove stated of copies of the Registration Statement, the Rule 462(b) Registration Statement and any amendments thereto, and of the Prospectus and any amendments or supplements thereto relating to the Notes, and the delivery by the Underwriters of the Prospectus and any amendments or supplements thereto in connection with solicitations of offers to purchase, or confirmations of sales of, the Notes;

          (vii) The preparation, printing and delivery to the Underwriters of copies of the Indenture;

          (viii) Any fees charged by rating agencies for the rating of the Notes; and

          (ix) The fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc. relating to the offering made hereby.

     If this Agreement is terminated pursuant to any of the provisions hereof (otherwise than by notice given by the Representatives in connection with the occurrence of any event set forth in clauses (ii) through (iv) of Section 10(a)), the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

     SECTION 6   Conditions of Underwriters' Obligations.
                 ----------------------------------------

     The obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company herein and the accuracy of the statements of the Company's officers made in any certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company of all covenants and agreements herein contained on its part to be performed and observed and to the following additional conditions precedent:

          (a) At the Closing Time, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be instituted or threatened or, to the knowledge of the Company or the Underwriters, contemplated by the Commission; no stop order suspending the sale of the Notes in any jurisdiction designated by the Representatives pursuant to Section 4(f) shall have been issued and no proceedings for that purpose shall have been instituted or threatened or, to the knowledge of the Company or the Underwriters, shall be contemplated; any request of the Commission for additional information (to be included in the Registration Statement or Prospectus or otherwise) shall have been complied with to the satisfaction of the Representatives. The supplement to the Prospectus referred to in Section 4(g) of this Agreement shall have been transmitted to the Commission for filing pursuant to Rule 424(b) of the 1933 Act Regulations within the prescribed time period, and prior to Closing Time the Company shall have provided evidence satisfactory to the Representatives of such timely filing.

          (b) The Underwriters shall have received an opinion from Robert E. Sawyer, Esq., Associate General Counsel for the Company, dated as of the Closing Time and in form and substance satisfactory to counsel for the Underwriters, to the effect that:

               (i) The Company has been duly incorporated and is validly existing in good standing under the laws of the State of Delaware. Each Principal Domestic

          Subsidiary is validly existing in good standing under the laws of its state of incorporation.

               (ii) The Company has full corporate power and corporate authority to enter into and perform its obligations under this Agreement and the Indenture, to borrow money as contemplated in this Agreement and the Indenture, and to issue, sell and deliver the Notes.

               (iii) This Agreement has been duly authorized, executed and delivered by the Company.

               (iv) The Indenture has been duly authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery of the Indenture by the Trustee) is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except (x) as may be subject to or limited by (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (B) the effect of general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law),
          (C) requirements that a claim with respect to any security authenticated and delivered under the Indenture denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (D) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency and (y) that the waiver contained in Section 515 of the Indenture may be deemed unenforceable.

               (v) No consent or approval of any United States governmental authority or other United States person or United States entity is required in connection with the issuance or sale of the Notes other than registration thereof under the 1933 Act, qualification of the Indenture under the 1939 Act, and such registrations or qualifications as may be necessary under the securities or Blue Sky laws of the various United States jurisdictions in which the Notes are to be offered or sold, except that such counsel may state that the opinion set forth in this paragraph (v) is limited to those consents and approvals which, in such counsel's experience, are normally applicable to transactions of the type contemplated by the Underwriting Agreement.

               (vi) The Notes have been duly authorized by the Company and, when executed by the Company and authenticated by the Trustee in accordance with the terms of the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee) and issued to and paid for by the Underwriters in accordance with the terms of this Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except (x) as may be subject to or limited by (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally or (B) the effect of general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law) and (y) that the waiver contained in
          Section 515 of the Indenture may be deemed unenforceable.

               (vii) The Registration Statement, including any Rule 462(b) Registration Statement, has become effective under the 1933 Act and the Indenture has been qualified under the 1939 Act, and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated.

               (viii) The execution and delivery of this Agreement and the Indenture by the Company, the issuance and sale of the Notes and the performance of this Agreement and the Indenture by the Company will not conflict with or constitute a breach of or a default (with the passage of time or otherwise) under (A) the Restated Certificate of Incorporation or Bylaws of the Company, in each case, as amended, (B) any statute, law or regulation to which the Company or any Principal Domestic Subsidiary or any of their respective properties may be subject or (C) any judgment, decree or order, known to such counsel, after reasonable inquiry, of any court or governmental agency or authority entered in any proceeding to which the Company or any Principal Domestic Subsidiary was or is now a party or by which it is bound, except that such counsel may state that the opinion set forth in clause (B) of this paragraph (viii) is limited to those statutes, laws or regulations in effect on the date of such opinion which, in such counsel's experience, are normally applicable to transactions of the type contemplated by this Agreement and that such counsel expresses no opinion as to the securities or Blue Sky laws of the various jurisdictions in which the Notes are to be offered.

               (ix) The Registration Statement and the Rule 462(b) Registration Statement as of their respective effective dates, and the Prospectus, as of its date, including each Incorporated Document when such Incorporated Document was filed or became effective, or if any such Incorporated Document was amended, when such amendment was filed or became effective, appeared on their face to be appropriately responsive in all material respects to the applicable requirements of the 1933 Act or the 1934 Act, as the case may be, except that in each case such counsel may state that, other than as set forth in clause
          (x) of this Section 6(b), such counsel assumes no responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus and such counsel need not express an opinion as to the financial statements and schedules and other financial data included or incorporated by reference therein or as to the Form T-1 .

               (x) The statements in the Prospectus under the captions "Description of Securities," "Description of Senior Debt Securities" and "Description of the Notes," insofar as they purport to summarize certain provisions of documents specifically referred to therein, are in all material respects accurate summaries of such provisions.

               (xi) Except as set forth in the Prospectus (including the Incorporated Documents), there is not pending or, to the knowledge of such counsel, after reasonable inquiry, threatened any action, suit or proceeding against the Company or any of its subsidiaries before or by any court or governmental agency or body, which is likely (to the extent not covered by insurance) to have a material adverse effect on the consolidated financial condition of the Company and its subsidiaries, taken as a whole.

               (xii) To the best of such counsel's knowledge, after reasonable inquiry, there is no contract or document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed as required.

               (xiii) To the best of such counsel's knowledge, after reasonable inquiry, the Company is not in violation of its Restated Certificate of Incorporation or Bylaws, in each case, as amended.

               (xiv) To the best of such counsel's knowledge, after reasonable inquiry, the execution and delivery of this Agreement and the Indenture by the Company, the issuance and sale of the Notes and the performance by the Company of its obligations under this Agreement and the Indenture will not conflict with or constitute a breach of or a default (with the passage of time or otherwise) under any agreement or instrument that is, individually or in the aggregate, material to the Company and its subsidiaries, taken as a whole, to which the Company is a party or by which it is bound.


     In rendering such opinion such counsel may state that with respect to certain matters he has relied upon advice of other counsel employed by the Company who are more familiar with such matters.

     In addition, such counsel shall state that he has participated in conferences with officers and other representatives of the Company, outside counsel for the Company, representatives of the independent public accountants for the Company, representatives of the Underwriters and counsel for the Underwriters, at which conferences the contents of the Registration Statement, the Rule 462(b) Registration Statement and Prospectus and related matters were discussed and, although he is not passing upon, and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Rule 462(b) Registration Statement or the Prospectus (other than as set forth in paragraph (x) above) and has not made any independent check or verification thereof, on the basis of the foregoing, nothing has come to such counsel's attention that leads him to believe that either the Registration Statement (including the Incorporated Documents) at the time such Registration Statement became effective, (or if an amendment to the Registration Statement or an Annual Report on Form 10-K has been filed by the Company with the Commission subsequent to the effectiveness of the Registration Statement and prior to the date of such statement, then at the time such amendment became effective or at the time of the most recent such filing (to the extent deemed to be incorporated by reference therein), as the case may be) or any Rule 462(b) Registration Statement at the time such Rule 462(b) Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (including the Incorporated Documents) as of its date and as of the Closing Time contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that such counsel need express no opinion with respect to the financial statements, schedules and other financial data included or incorporated by reference in the Registration Statement, the Rule 462(b) Registration Statement or Prospectus or with respect to the Form T-1.

          (c) The Underwriter shall have received an opinion from Brown & Wood LLP, counsel to the Underwriters, dated as of the Closing Time and in form and substance satisfactory to the Underwriters.

          (d)  Officer's Certificate.  Except as contemplated in the Prospectus
               ---------------------
     or reflected therein by the filing of any amendment or supplement thereto or any Incorporated Document, at the Closing Time, there shall not have been, since the date of the most recent consolidated financial statements included or incorporated by reference in the Prospectus, any material adverse change in the consolidated financial condition of the Company and its subsidiaries, taken as a whole. The Underwriters shall have received a certificate signed by an officer of the Company, dated as of the Closing Time, to the effect (i) that there has been no such material adverse change, (ii) that the representations and warranties of the Company contained in Section 1(a) hereof (other than Section 1(a)(vi)) are true and correct in all material respects with the same force and effect as though expressly made at and as of the date of such certificate, (iii) that the Company has complied with all agreements and satisfied all conditions required by this Agreement or the Indenture on its part to be performed or satisfied at or prior to the date of such certificate and (iv) that no stop order suspending the effectiveness of the Registration Statement has been issued and, to the best of such officer's knowledge, no proceedings for that purpose have been initiated or threatened by the Commission.

          (e)  Comfort Letter.  On the date hereof, the Underwriters shall have
               --------------
     received a letter from the Company's independent public accountants, dated as of the date hereof and in form and substance satisfactory to the Underwriters, containing statements and information of a type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement and the Prospectus; and, if financial statements for any assets, business or entity acquired by the Company are included or incorporated by reference in the Registration Statement or the Prospectus, the Underwriters shall have received a similar "comfort letter" from a firm of independent public accountants, dated as of the date hereof and in form and substance satisfactory to the Representatives, with respect to such financial statements and any financial information with respect to such assets, business or entity, as the case may be, contained or incorporated by reference in the Registration Statement and the Prospectus. Without limitation to the foregoing, the letter delivered by the Company's independent public accountants shall state that nothing has come to their attention that caused them to believe that at a specified date not more than five days prior to the date of such letter, there was any change in the outstanding capital stock of the Company or any increase in consolidated long-term debt of the Company or any decrease in the stockholders' equity of the Company, in each case as compared with the amounts shown on the most recent consolidated balance sheet of the Company incorporated by reference in the Registration Statement and Prospectus or, during the period from the date of such balance sheet to a specified date not more than five days prior to the date of such letter, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated net sales and operating revenues or net income of the Company, except in each such case as set forth in or contemplated by the Registration Statement and Prospectus or except for such exceptions enumerated in such letter as shall have been agreed to by the Representatives and the Company.

          (f)  Subsequent Delivery of Comfort Letter.  At the Closing Time, the
               -------------------------------------
     Underwriters shall have received from each firm of independent public accountants which delivered a letter pursuant to subsection (e) of this Section, a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection
     (e) of this Section, except that the specified date referred to shall be a date not more than five days prior to the Closing Time.

          (g)  Other Documents.  At the Closing Time, counsel for the
               ---------------
     Underwriters shall have been furnished with resolutions of the Company's Board of Directors authorizing and approving the issuance and sale of the Notes and matters related thereto and such other documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Notes as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained.

     If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to the Closing Time, and any such termination shall be without liability of any party to any other party, except as provided in Section 5, and except that the indemnity and contribution agreements set forth in Sections 7 and 8 hereof and the provisions of Section 9 hereof shall remain in effect.

     SECTION 7   Indemnification.
                 ----------------

     (a)  Indemnification of the Underwriters.  The Company agrees to indemnify
          -----------------------------------
and hold harmless each Underwriter and each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever (including, subject to the limitations set forth in subsection
     (c) below, the reasonable fees and disbursements of counsel chosen by the Underwriters), as incurred, insofar as such loss, liability, claim, damage or expense arises out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arises out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever (including, subject to the limitations set forth in subsection
     (c) below, the reasonable fees and disbursements of counsel chosen by the Underwriters), as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever, insofar as such loss, liability, claim, damage or expense arises out of any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

          (iii) against any and all expense whatsoever (including, subject to the limitations set forth in subsection (c) below, the reasonable fees and disbursements of counsel chosen by the Underwriters), as incurred, reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever, based upon any such untrue statement or omission, or any such alleged untrue statement or omission;

provided, however, that this indemnity shall not apply to any loss, liability, claim, damage or expense (A) to the extent arising out of or based upon any untrue statement or omission or alleged untrue statement or omission made in reliance upon the Form T-1 under the 1939 Act filed as an exhibit to the Registration Statement; or (B) to the extent arising out of any untrue statement or omission or alleged untrue statement or omission in the Prospectus, if such untrue statement or alleged untrue statement or omission or alleged omission is corrected in an amendment or supplement to the Prospectus and if, having previously been furnished by or on behalf of the Company with copies of the Prospectus, as so amended or supplemented, such Underwriter thereafter failed to deliver such Prospectus, as so amended or supplemented, prior to or concurrently with the sale of a Note or Notes to the person asserting such loss, liability, claim, damage or expense who purchased such Note or Notes that are the subject thereof from such Underwriter; or (C) as to which such Underwriter may be required to indemnify the Company pursuant to the provisions of subsection (b) of this Section 7; or (D) if such loss, liability, claim, damage or expense is covered by any other written agreement between the Company and such Underwriter pertaining to the sale of the Notes pursuant to which such Underwriter may be required to indemnify the Company for such loss, liability, claim, damage or expense.

     (b)  Indemnification of the Company.  Each Underwriter agrees, severally
          ------------------------------
and not jointly, to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 7, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of any such Underwriter expressly for use in the Registration Statement or the Prospectus.

     (c)  General.  (i) In case any action, suit or proceeding (including any
          -------
governmental or regulatory investigation or proceeding) shall be brought against any Underwriter or any person controlling such Underwriter, based upon the Registration Statement or the Prospectus and with respect to which indemnity may be sought against the Company pursuant to this Section 7, such Underwriter or controlling person shall promptly notify the Company in writing, and the Company shall assume the defense thereof, including the employment of counsel and payment of all expenses. Any such Underwriter or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such separate counsel shall be at the expense of such Underwriter or such controlling person, unless (A) the employment of such counsel shall have been specifically authorized in writing by the Company, (B) the Company shall have failed to assume the defense and employ counsel or (C) the named parties to any such action, suit or proceeding (including any impleaded parties) shall include both such Underwriter or such controlling person and the Company, and such Underwriter or such controlling person shall have been advised by such counsel that there may be one or more legal defenses available to it that are different from, or additional to, those available to the Company (in which case, if such Underwriter or such controlling person notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense of such action, suit or proceeding on behalf of such Underwriter or such controlling person, it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such Underwriters and all such controlling persons, which firm shall be designated in writing by the Representatives, on behalf of all such Underwriters and all such controlling persons).

          (ii) In case any action, suit or proceeding (including any governmental or regulatory investigation or proceeding) shall be brought against the Company, any of the Company's directors or officers, or any person controlling the Company, with respect to which indemnity may be sought against any Underwriter pursuant to this Section 7, such Underwriter shall have the rights and duties given to the Company by subsection (c)(i) of this Section 7, and the Company, the Company's directors and officers and any such controlling person shall have the rights and duties given to the Underwriters by subsection (c)(i) of this Section 7.

     SECTION 8   Contribution.
                 -------------

     In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 7 hereof is for any reason held to be unenforceable by the indemnified parties, although applicable in accordance with its terms, the Company and each Underwriter shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Underwriters, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and each of the Underwriters, on the other hand, from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages and expenses. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same proportions as the total net proceeds from the sale of the Notes (before deducting expenses) received by the Company as set forth on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by each Underwriter, on the other hand, bear to the total purchase price to the public of the Notes as set forth on the cover page of the Prospectus. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amount of Notes they have purchased hereunder, and not joint. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company. Any party entitled to contribution hereunder will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 8, notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have otherwise than under this Section 8.

     SECTION 9   Representations, Warranties and Agreements to Survive Delivery.
                 ---------------------------------------------------------------

     All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or any controlling person of any Underwriter, or by or on behalf of the Company, and shall survive each delivery of and payment for any of the Notes.

     SECTION 10   Termination.
                  ------------

     (a) The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time if (i) between the date hereof and the Closing Date, there shall have been any material adverse change in the consolidated financial condition of the Company and its subsidiaries, taken as a whole, (ii) there shall have occurred any material adverse change in the financial markets in the United States or any outbreak or escalation of hostilities or other national or international calamity or crisis, the effect of which shall be such as to make it, in the reasonable judgment of the Representatives, impracticable to market or to enforce contracts for sale of the Notes or other debt securities, (iii) trading in any securities of the Company shall have been suspended by the Commission or a national securities exchange in the United States, or if trading generally on the New York Stock Exchange shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, by said exchange or by order of the Commission or any other governmental authority, or if a banking moratorium shall have been declared by either Federal or New York authorities, (iv) since the date of this Agreement any nationally recognized securities rating agency in the United States shall have publicly announced that it has (A) placed the Notes or the Company's long-term debt generally on what is commonly termed a "watch list" for possible downgrading or
(B) downgraded the Notes or the Company's long-term debt generally, or (v) the Company shall have failed to furnish or cause to be furnished the certificates, opinions or letters referred to in Section 6 hereof.

     (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 5.

     SECTION 11   Default By One or More of the Underwriters.
                  -------------------------------------------

     If one or more of the Underwriters shall fail at Closing Time to purchase the Notes which it or they are obligated to purchase under this Agreement (the "Defaulted Notes"), the non-defaulting Underwriters shall have the right, within 24 hours thereafter, to make arrangements for one or more of such non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Notes in such amounts as may be agreed upon and upon the terms herein set forth: if, however, such non-defaulting Underwriters shall not have completed such arrangements within such 24-hour period, then:

          (a) if the aggregate principal amount of Defaulted Notes does not exceed 10% of the aggregate principal amount of the Notes, the non-defaulting Underwriters shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

          (b) if the aggregate principal amount of Defaulted Notes exceeds 10% of the aggregate principal amount of the Notes, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

     No action pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

     In the event of any such default which does not result in a termination of this Agreement, either the non-defaulting Underwriters or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

     SECTION 12   Notices.
                  --------

     All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to them c/o J.P. Morgan Securities Inc., 60 Wall Street, Fifth Floor, New York, New York 10260-0060, Attention: Transaction Execution Group. Notices to the Company shall be directed to it at 10889 Wilshire Boulevard, Los Angeles, California 90024, attention of Vice President and Treasurer.

     SECTION 13   Parties.
                  --------

     This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provisions herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes shall be deemed to be a successor by reason merely of such purchase.

     SECTION 14   Governing Law.
                  --------------

     This Agreement and the rights and obligations of the parties created hereby shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State, including, without limitation, Section 5-1401 of the New York General Obligations Law.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Underwriters and the Company in accordance with its terms.

                              Very truly yours,

                              OCCIDENTAL PETROLEUM CORPORATION

                              By: /s/ J. R. Havert
                                 ------------------------------------
                                  Name: J. R.  Havert
                                  Title: Vice President and Treasurer

CONFIRMED AND ACCEPTED, as of the date first above written:

J.P. MORGAN SECURITIES INC.
CHASE SECURITIES INC.
NATIONSBANC MONTGOMERY SECURITIES LLC
SALOMON SMITH BARNEY INC.,

For themselves and as Representatives of the Underwriters named in Schedule A hereto.

BY: J.P. MORGAN SECURITIES INC.

By: /s/ Maria Sramek
   ----------------------
   Name:  Maria Sramek
   Title:  Vice President

                                  SCHEDULE A

                                                                       AGGREGATE PRINCIPAL            AGGREGATE PRINCIPAL
                                                                         AMOUNT OF 2006                 AMOUNT OF 2029
                  NAME OF UNDERWRITER                                       NOTES                          NOTES
-------------------------------------------------------                -------------------            -------------------
J.P. Morgan Securities Inc.............................                   $202,500,000                   $157,500,000
Chase Securities Inc...................................                     40,500,000                     31,500,000
NationsBanc Montgomery Securities LLC..................                     40,500,000                     31,500,000
Salomon Smith Barney Inc...............................                     40,500,000                     31,500,000
ABN AMRO Incorporated..................................                     18,000,000                     14,000,000
CIBC Oppenheimer Corp..................................                     18,000,000                     14,000,000
Credit Suisse First Boston Corporation.................                     18,000,000                     14,000,000
Deutsche Bank Securities Inc...........................                     18,000,000                     14,000,000
Donaldson, Lufkin & Jenrette Securities Corporation....                     18,000,000                     14,000,000
Scotia Capital Markets (USA) Inc.......................                     18,000,000                     14,000,000
Warburg Dillon Read LLC................................                     18,000,000                     14,000,000
                                                                          ------------                   ------------
     Total.............................................                   $450,000,000                   $350,000,000
                                                                          ============                   ============